EXHIBIT 32.01

Certification of Principal Executive Officer and Principal Financial Officer pursuant to 18 U.S.C.

Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of LaPorte Bancorp, Inc. (the Registrant) for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission, the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 13, 2013	/s/ Lee A. Brady
Date	Lee A. Brady
Chief Executive Officer
LaPorte Bancorp, Inc.

May 13, 2013	/s/ Michele M. Thompson
Date	Michele M. Thompson
President and
Chief Financial Officer
LaPorte Bancorp, Inc.

This certification accompanies each report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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